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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Registration Statement of Intrinsix Corp. on Form S-1 of our report dated March 29, 2000 (relating to the statement of revenues and direct expenses of the Design Division of Telexis Corporation) for the year ended December 31, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche LLP
Chartered Accountants
Ottawa, Ontario
April 3, 2000